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                                                                    Exhibit 3(b)

                             THE TURNER CORPORATION

                                     BY-LAWS

DATED:  DECEMBER 9, 1998

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                             THE TURNER CORPORATION

                                     BY-LAWS

                                    ARTICLE I
                            Meetings of Stockholders

      Section 1.1 Annual Meetings. The annual meeting of the stockholders shall be held each year on such date, and at such time and place (within or without the State of Delaware) as may be designated by the Board of Directors.

      Section 1.2 Special Meetings. Special meetings of the stockholders may be called at any time by the Secretary at the direction of the Board of Directors, to be held on such date, and at such time and place (within or without the State of Delaware) as may be designated by the Board of Directors.

      Section 1.3 Notice of Meeting; Record Date; Quorum, Voting. Notice of every meeting of stockholders shall be given, and a record date for the meeting shall be established, in accordance with the General Corporation Law of the State of Delaware. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law. Directors shall be chosen by a plurality of the votes cast. Except as otherwise provided by the Certificate of Incorporation of the Corporation or by law, all other questions shall be determined by a majority of the votes cast.

      Section 1.4 Notification of Stockholder Nominations. In order to nominate one or more candidates for election to the Board of Directors at an annual meeting of stockholders, not later than 120 days before the first anniversary of the date of the preceding annual meeting of stockholders, the stockholder must notify the Secretary of the Corporation in writing of the name of each person whom the stockholder proposes to nominate for election to the Board of Directors and provide the Secretary of the Corporation with regard to each such person the information about that person which would be required to be included in a proxy statement subject to Section 14 of the Securities Exchange Act of 1934, as amended (or the applicable successor to that Section). No nomination by a stockholder will be valid unless it is the subject of a notice to the Secretary of the Corporation given as required by this Paragraph.

                                   ARTICLE II
                               Board of Directors

      Section 2.1 Number. The number of Directors which shall constitute the whole Board of Directors shall be not less than nine nor more than fifteen, as may be fixed from time to time by resolution of the Board of Directors. The Board of Directors shall consist of thirteen Directors until changed as herein provided.

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      Section 2.2 Classification, Election and Term of Office. The Board of
Directors shall be divided into three classes, which shall be as nearly equal in number as possible. Directors shall be elected for three year terms. Newly created Directorships resulting from an increase in the number of Directors or vacancies occurring in the Board of Directors may be filled by the Board. Each Director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal in the manner hereinafter provided.

      Section 2.3 Meetings, Quorum and Manner of Acting. A meeting ("Organization Meeting") of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, within thirty days after each annual election of Directors.

            The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of the action shall be mailed promptly to each Director who shall not have been present at the meeting at which the action was taken, addressed to the Director at his or her residence or usual place of business.

            Special meetings of the Board of Directors shall be held upon call by or at the direction of the Chairman of the Board, the Vice Chairman, if any, the Chief Executive Officer, the President or any three Directors. Except as otherwise required by law, notice of each special meeting shall be mailed to each Director, addressed to the Director at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to the Director at such place by telegram or facsimile, or telephoned or delivered to the Director personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of the meeting, but need not state the purpose thereof, unless otherwise required by law.

            Notice of any meeting need not be given to any Director who shall attend the meeting in person or who shall waive notice thereof, before or after the meeting, in writing. At each meeting of the Board of Directors, the presence of a majority of the whole Board of Directors as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these By-Laws.

            Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting.


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      Section 2.4 Action Without a Meeting. Any action which might have been taken under these By-Laws by vote of the Directors at a meeting of the Board of Directors may be taken without a meeting if all the members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors.

      Section 2.5 Resignation of Directors. Any Director may resign at any time by giving written notice of such resignation to the Board of Directors. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors, and the acceptance of such resignation shall not be necessary to make it effective.

      Section 2.6 Compensation of Directors. Directors who are not employees of the Corporation or any subsidiary of the Corporation shall receive such reasonable compensation for their services as Directors, whether in the form of salary or a fixed fee for attendance at meetings, as the Board of Directors may from time to time determine, as well as reimbursement for expenses. Directors who are employees of the Corporation or its subsidiaries may not receive compensation, but shall be reimbursed for expenses incurred in connection with, performing as Directors of the Corporation. Nothing herein contained shall be construed to preclude any Director from serving the Corporation or any subsidiary in any other capacity and receiving compensation therefor.

                                   ARTICLE III
                                    Officers

      Section 3.1 Officers. The Board of Directors shall elect a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary and, in its discretion, may elect a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents and a Controller, all of which officers shall be Executive Officers. The Board of Directors may designate one or more of these officers as the Chief Operating Officer, the Chief Financial Officer, the Chief Administrative Officer and the Chief Accounting Officer. The Board of Directors may, from time to time, fill vacancies and elect additional Executive Officers and such other officers (including one or more Assistant Vice Presidents, Assistant Controllers, Assistant Treasurers and Assistant Secretaries) as it may deem appropriate. Any two or more offices may be held by the same person, except that the Offices of the President and the Secretary may not be held by the same person. The Board of Directors may also elect a President-Asset Management.

      Section 3.2. Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 3.3) shall be elected by the Board of Directors. Except as specified in the resolution of the Board of Directors electing a particular officer, each officer will hold office until the officer resigns in the manner provided in
Section 3.4 or is removed in the manner provided in Section 3.5. The Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer and the President must be members of the Board of Directors. None of the other officers need be a Director.

      Section 3.3 Subordinate Officers and Agents. The Board of Directors may from time to time appoint other officers or agents to hold office for such period, have such authority and perform such duties as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective authorities and duties.


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      Section 3.4 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or, in the case of a subordinate officer appointed in accordance with Section 3.3, the appointing officer or agent. Unless otherwise specified in such written notice, a resignation will take effect when it is received by the Board of Directors, or, in the case of a subordinate officer, by the appointing officer or agent, and the acceptance of a resignation will not be necessary to make it effective.

      Section 3.5 Removal. Except as specified in the resolution of the Board of Directors electing a particular officer, any officer designated in Section 3.1 may be removed with or without cause at any time by the Board of Directors. Any officer or agent appointed in accordance with Section 3.3 may be removed with or without cause at any time by the Board of Directors or by any Executive Officer of the Corporation.

      Section 3.6 Chairman of the Board. The Chairman of the Board may be the Chief Executive Officer. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders, and shall have such other powers and perform such other duties as are given to him or her by these By-Laws or are from time to time assigned to him or her by the Board of Directors. The Board will maintain a succession plan which will be in place in the absence or incapacity of the Chairman.

      Section 3.7(1) President. The President may be the Chief Executive Officer of the Corporation. If the President is not the Chief Executive Officer, the President shall assist the Chief Executive Officer in the control and supervision of the business, property and affairs of the Corporation. The President shall also have such additional powers and duties as from time to time may be assigned to the President by the Board of Directors or by the Chairman of the Board. The President may be the Chief Operating Officer of the Corporation. In the absence or incapacity of the President, all the duties of the President shall be performed by the Vice Chairman or, if there is no Vice Chairman, by the Chief Executive Officer if the President is not the Chief Executive Officer or by such other Executive Officer as is designated by the Board of Directors.

      Section 3.7(2) President - Asset Management. The President - Asset Management will be assigned duties by the Chief Executive Officer of the Corporation.

      Section 3.8 Vice Chairman of the Board. In the absence or incapacity of the Chairman of the Board or the President, the Vice Chairman of the Board, if any, shall perform the duties of the Chairman of the Board or the President, as the case may be. The Vice Chairman of the Board shall also have such other powers and perform such other duties as from time to time may be assigned to the Vice Chairman of the Board by the Board of Directors or by the Chairman of the Board.

      Section 3.9 Executive Vice Presidents and Senior Vice Presidents. Executive Vice Presidents and Senior Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

      Section 3.10 Controller. The Controller, if there is one, shall keep or cause to be kept full and accurate accounts of the financial transactions of the Corporation and shall render an account of such transactions whenever required by the Chief Executive Officer or the Board of Directors. The Controller shall also perform such other duties as the Chief Executive Officer or the President may assign to the Controller.


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      Section 3.11 Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation and shall also perform such other duties as the Chief Executive Officer or the President may assign to the Treasurer.

      Section 3.12 Secretary. The Secretary shall give all required notices of the meetings of the stockholders and of the Board of Directors, attend and act as Secretary at all meetings of the stockholders, the Board of Directors and the Executive Committee, keep the records thereof and be the custodian of the seal of the Corporation. The Secretary shall also perform such other duties as the Chairman, Vice Chairman, Chief Executive Officer or the President may assign to the Secretary.

      Section 3.13 Chief Executive Officer. The Chief Executive Officer will be the Chairman of the Board, the President or another person designated by the Board of Directors. The Chief Executive Officer shall have the responsibility for carrying out the policies of the Board of Directors and, subject to the control of the Board, shall provide general leadership in matters of policy and planning and have general responsibility for supervising the business, property and affairs of the Corporation. In the absence or incapacity of the Chief Executive Officer, the individual who shall succeed to the responsibilities of the Chief Executive Officer shall follow sequentially as listed below:

            1. President and Chief Operating Officer
            2. Such Executive Vice President as the Board shall determine
            3. Senior Vice President, Chief Financial Officer, Chief
               Accounting Officer

      Section 3.14 Chief Operating Officer. The Chief Operating Officer shall have responsibility for overseeing the operations of the Corporation and shall have such additional powers and duties as are assigned to the Chief Operating Officer by the Chief Executive Officer.

      Section 3.15 Chief Financial Officer. The Chief Financial Officer shall oversee the financial activities of the Corporation and shall have such additional powers and duties as are assigned to the Chief Financial Officer by the Chief Executive Officer.

      Section 3.16 Chief Administrative Officer The Chief Administrative Officer, if there is one, shall oversee the operation of all the administrative services of the corporation and shall have such additional powers and duties as are assigned to the Chief Administrative Officer by the Chief Executive Officer or the President.

      Section 3.17 Chief Accounting Officer. The Chief Accounting Officer shall have responsibility for overseeing the financial accounting and financial controls of the Corporation and shall have such additional powers and duties as are assigned to the Chief Accounting Officer by the Chief Executive Officer, the President or the Chief Financial Officer.

      Section 3.18 General Duties of Officers. Each officer other than those specified above, shall perform such duties and have such powers as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

      Section 3.19 Unless the full title President-Asset Management is used in any reference in these By-Laws, the use of the term "President" shall refer to any President of the Corporation.


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                                   ARTICLE IV
                                   Committees

      Section 4.1 Executive Committee. The Board of Directors at any time may designate an Executive Committee consisting of the Chairman of the Board, the Vice Chairman, if any, the Chief Executive Officer, the President, and at least three additional members of the Board of Directors. The members of the Executive Committee, other than the Chairman of the Board, the Vice Chairman, the Chief Executive Officer and the President, will serve at the pleasure of the Board of Directors. The Chairman of the Board shall be the Chairman of the Executive Committee. If any member of the Committee shall cease to be a member of the Board of Directors, he or she shall cease to be a member of the Committee. If any vacancy in the Committee shall occur, the remaining members of the Committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors. The Secretary of the Corporation shall be the Secretary of the Committee. The Committee may adopt rules for the conduct of its business. Meetings of the Committee shall be held at the call of the Chairman of the Executive Committee or any member of the Committee. Four members will constitute a quorum at any meeting of the Committee.

            During the intervals between the meetings of the Board of Directors, the Executive Committee shall have all the authority of the Board of Directors, except in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or
(ii) adopting, amending or repealing any By-law of the Corporation, or (iii) amending or repealing any resolution of the Board of Directors. Action taken at any meeting of the Committee shall be reported at the next meeting of the Board of Directors.

      Section 4.2 Compensation and Stock Option Committee. The Board of Directors at any time may designate a Compensation and Stock Option Committee consisting of five Directors who are not Executive Officers or employees of the Corporation or any subsidiary and who are eligible to serve under the terms of plans which the Board of Directors has specified are to be administered by the Committee. Except to the extent prohibited by specific plans or the laws (including tax laws) regarding specific plans, or to the extent it would adversely affect available exemptions from Section 16(b) of the Securities Exchange Act of 1934, as amended, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer and the President of the Corporation will be non-voting members of the Committee and may attend committee meetings at the invitation of the voting members of the Committee. The members of the Committee shall serve at the pleasure of the Board of Directors. If any member of the Committee shall cease to be a member of the Board of Directors, or otherwise becomes ineligible to serve, he or she shall cease to be a member of the Committee.

            The Committee shall administer incentive plans to the extent specified by the Board of Directors, will approve the salaries and other compensation paid to the Executive Officers of the Corporation, other than the compensation of the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer and the President, the compensation of whom will be approved by the Board of Directors. Action taken at any meeting of the Committee shall be reported at the next meeting of the Board of Directors.


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      Section 4.3 Audit Committee. At each Organization Meeting, the Board of
Directors shall designate an Audit Committee, which shall consist of five Directors who are not Executive Officers or employees of the Corporation or any subsidiary. The members of the Committee shall serve at the pleasure of the Board of Directors. If any member of the Committee shall cease to be a member of the Board of Directors, or otherwise becomes ineligible to serve, he or she shall cease to be a member of the Committee.

            The Committee shall recommend the firm of independent public accountants to act as the Corporation's independent auditors, confer with the Corporation's independent auditors as to the scope of their proposed audit, review the findings and recommendations of the independent auditors, review with the Corporation's internal audit and accounting personnel the Corporation's financial controls, procedures and practices, and review the Corporation's compliance with any operating policy statement which may be in effect. Action taken at any meeting of the Committee shall be reported at the next meeting of the Board of Directors.

      Section 4.4 Nominating Committee or Committee on Corporate Governance. The Board of Directors shall designate a Nominating Committee or a Committee on Corporate Governance, consisting of five Directors who are not Executive Officers or employees of the Corporation or any subsidiary. The Chairman of the Board, the Vice Chairman, if any, the Chief Executive Officer and the President will be non-voting members of the Committee and may attend Committee meetings at the invitation of the voting members of the Committee. The members of the Committee, other than the Chairman of the Board, the Vice Chairman, the Chief Executive Officer and the President, shall serve at the pleasure of the Board of Directors. If any member of the Committee shall cease to be a member of the Board of Directors, or otherwise becomes ineligible to serve, he or she shall cease to be a member of the Committee.

            The Committee, shall, among other things, select and recommend nominees for directorships to the Board of Directors. Action taken at any meeting of the Committee shall be reported at the next meeting of the Board of Directors.

      Section 4.5 Other Committees. The Board of Directors may designate such other committees as may from time to time be found necessary or convenient for the proper conduct of the business of the Corporation, and may specify the duties and authority of each of those committees. Each committee designated by the Board of Directors will consist of five Directors who are not Executive Officers or employees of the Corporation or any subsidiary. The Chairman of the Board, the Vice Chairman, if any, the Chief Executive Officer and the President will serve as non-voting members of each committee designated by the Board of Directors and may attend committee meetings at the invitation of the voting members of the Committee. Action taken at any meeting of any committee designated by the Board of Directors shall be reported at the next meeting of the Board of Directors.

      Section 4.6 Actions by Committee Without Meetings. Any action required or permitted to be taken by any committee of the Board of Directors may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action.

      Section 4.7 Participation in Meetings by Telephone. Any one or more of the members of any committee of the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


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      Section 4.8 Corporate Management Group. The Board of Directors shall designate a Corporate Management Group which shall consist of the Chairman of the Board, the Vice Chairman, if any, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, one member of the Executive Management Group of Turner Construction Company and such other Executive Officers as are appointed by the Chief Executive Officer to serve on the Committee. Each shall serve at the pleasure of the Board of Directors. The Corporate Management Group shall serve as the Senior Operations Group of the Corporation and in that capacity shall perform whatever oversight duties are deemed necessary to assure that the operations of the Corporation are in accordance with the standards as prescribed by the Board of Directors or the Chairman of the Board. The Corporate Management Group shall have such other duties and authority as prescribed by the Board of Directors or the Chairman.

                                    ARTICLE V
                          Execution of Instruments and
                           Deposit of Corporate Funds

      Section 5.1 Construction Contracts. The Board of Directors may from time to time adopt rules regarding authority of Executive Officers or other employees or agents of the Corporation, or officers, employees or agents of its subsidiaries, to approve contracts for, and to submit binding proposals with respect to, the design, the construction or the management of the construction of buildings and other projects.

      Section 5.2 Guarantees. (a) The Corporation may not guarantee any single obligation of any other persons (including subsidiaries of the Corporation), and the Corporation will cause the By-Laws of each of its wholly-owned subsidiaries to provide that the subsidiary may not guarantee any single obligation of any other persons (including other subsidiaries of the Corporation), if the obligation exceeds the net worth of The Turner Corporation, without the prior approval of the Board of Directors. The Board of Directors may from time to time adopt rules regarding authority of Executive Officers or other employees or agents of the Corporation, to approve guarantees by the Corporation as to which the obligation of the Corporation will not exceed that amount.

      (b) The Corporation may not guarantee obligations of other persons (including subsidiaries of the Corporation) if the cumulative face amount of the guarantee obligations of the Corporation, Turner Construction Company and their respective subsidiaries for the preceding twelve month period exceeds in total four (4) times the net worth of The Turner Corporation (not including guarantees which have been separately approved by the Board of Directors) without the prior approval of the Board of Directors.

      Section 5.3 Payment and Performance Bonds and Lien Bonds. The Board of The Turner Corporation recognizes that The Turner Corporation indemnifies the surety companies for the purpose of obtaining Performance and Payment Bonds and Lien Bonds provided by the sureties with respect to Turner Construction Company and various other subsidiaries of The Turner Corporation and Turner Construction Company. The Board of The Turner Corporation also recognizes the due diligence that the surety companies perform prior to issuing any bonds.


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            Therefore, obligations of Turner Construction Company and various other subsidiaries of The Turner Corporation and Turner Construction Company that require a Payment and Performance Bond or Lien Bond backed by The Turner Corporation are subject to the approval of management working in conjunction with the sureties.

      Section 5.4 Bank Accounts. Funds of the Corporation not otherwise employed shall be deposited to its credit in such banks or trust companies or with such bankers or other depositories and in such general accounts, payroll accounts, dividend accounts or special accounts as may be designated by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President, an Executive Vice President, the Chief Financial Officer, the Treasurer or any other Executive Officer authorized to do so by the Board of Directors.

      Section 5.5 Checks and Drafts. All checks or drafts drawn on the general accounts of the Corporation shall be signed by any two Executive Officers or such other two persons as may be designated by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President or the Chief Financial Officer, or any other Executive Officer designated by the Board of Directors.

            Checks or drafts drawn on payroll accounts, or dividend accounts, or special accounts shall be signed by actual or facsimile signature by any one Executive Officer or by such other person as may be designated by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President or the Chief Financial Officer.

      Section 5.6 Notes and Loans. Promissory notes, bills of exchange and/or acceptances, and loans of Corporation funds must be signed or, in the case of loans, approved by two Executive Officers, one of whom shall be the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President, the Chief Financial Officer or such other Executive Officer as may be designated by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer or the President.

      Section 5.7 Other Contracts and Instruments. All other contracts and instruments binding the Corporation shall be executed in the name and on behalf of the Corporation by an Executive Officer or by such other person as may be authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Authorization of a person other than an Executive Officer to execute contracts and instruments in the name and on behalf of the Company will not be valid unless set forth in a formal resolution submitted and approved by the Board of Directors or the members of the Corporate Management Group as the case may be.

      Section 5.8 Surety Bonds. The Chief Financial Officer, or such other Executive Officer as may be designated by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer or the President may execute surety bonds and the applications therefor in connection with any proposal or contract which has been properly authorized.


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      Section 5.9 Capital Transactions and Investments. Capital transactions in excess of $250,000 in the case of the Corporation or Turner Construction Company, and $100,000 in the case of any other subsidiary, including the purchase or sale of securities, real or personal property or other investments, not made in the ordinary course of the construction business of the Corporation or a subsidiary, and acquisitions of or mergers with other companies shall be authorized by the Board of Directors. Investments made and disposed of pursuant to or in connection with the Corporation's cash management program shall be authorized by the Chief Financial Officer or such other Executive officer as the Chief Financial Officer or the Chief Executive Officer may designate. Investments in, or disposals of, undeveloped or developed real estate by the Corporation or any subsidiary shall be authorized by the Board of Directors either specifically or by delegation pursuant to such procedural policies as may be established from time to time by the Board of Directors.

      Section 5.10 Electronic Banking. Electronic banking agreements entered into in the name of the Corporation must be signed by two Executive Officers, one of whom shall be either the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or such other Executive Officer as may be designated by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President or the Chief Financial Officer.

            All electronic fund transfers must be authorized by two Executive Officers, one of whom shall be either the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or such other Executive Officer or individual as may be designated by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President or the Chief Financial Officer.

                                   ARTICLE VI
                                 Corporate Seal

      Section 6.1 Corporate Seal. The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                   ARTICLE VII
                                   Amendments

      Section 7.1 Amendments. The By-Laws of the Corporation may be amended or repealed and new By-Laws may be made, by an affirmative vote of holders of a majority of the outstanding shares of stock of the Corporation entitled to vote, or by the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors.


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                                  ARTICLE VIII
                                 Indemnification

      Section 8.1 General. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative ("Proceeding") brought by reason of the fact that such person (the "Indemnitee") is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as such a director or officer, shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expenses, liabilities, losses and claims (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts to be paid in settlement) actually incurred or suffered by such Indemnitee in connection with such Proceeding (collectively, "Losses").

      Section 8.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person (also an "Indemnitee") is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against Losses actually incurred or suffered by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which Delaware law expressly prohibits such indemnification by reason of an adjudication of liability of the Indemnitee unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 8.3 Indemnification in Certain Cases. Notwithstanding any other provision of this Article VIII, to the extent that an Indemnitee has been wholly successful on the merits or otherwise in any Proceeding referred to in Sections
8.1 or 8.2 of this Article VIII on any claim, issue or matter therein, the Indemnitee shall be indemnified against Losses actually incurred or suffered by the Indemnitee in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify the Indemnitee, against Losses actually incurred or suffered by the Indemnitee in connection with each successfully resolved claim, issue or matter. In any review or Proceeding to determine such extent of indemnification, the Corporation shall bear the burden of proving any lack of success and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved. For purposes of this Section 8.3 and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter.

      Section 8.4 Procedure. (a) Any indemnification under Sections 8.1 and 8.2 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper (except that the right of the Indemnitee to receive payments pursuant to Section 8.5 of this Article VIII shall not be subject to this Section 8.4) in the circumstances because the Indemnitee has met the applicable standard of conduct. Such determination shall be made promptly, but in no event later than 60 days after receipt by the Corporation of the Indemnitee's written request for indemnification. The Secretary of the Corporation shall, promptly upon receipt of the Indemnitee's request for indemnification, advise the Board of Directors that the Indemnitee has made such request for indemnification.

      (b) The entitlement of the Indemnitee to indemnification shall be determined in the specific case (1) by the Board of Directors by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum (the "Disinterested Directors"), or (2) by a committee of the Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, or (3) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel, or (4) by the stockholders.

      (c) In the event the determination of entitlement is to be made by independent legal counsel, such independent legal counsel shall be selected by the Board of Directors and approved by the Indemnitee. Upon failure of the Board of Directors to so select such independent legal counsel or upon failure of the Indemnitee to so approve, such independent legal counsel shall be selected by the American Arbitration Association in New York, New York or such other person as such Association shall designate to make such selection.

      (d) If the Board of Directors or independent legal counsel shall have determined that the Indemnitee is not entitled to indemnification to the full extent of the Indemnitee's request, the Indemnitee shall have the right to seek entitlement to indemnification in accordance with the procedures set forth in
Section 8.6 of this Article VIII.

      (e) If the person or persons empowered pursuant to Section 8.4(b) of this
Article VIII to make a determination with respect to entitlement to indemnification shall have failed to make the requested determination within 60 days after receipt by the Corporation of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by the Indemnitee of a material fact in the request for indemnification or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

      (f) The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of the Indemnitee to indemnification hereunder except as may be specifically provided herein, or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or create a presumption that (with respect to any criminal action or proceeding) the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

      (g) For purposes of any determination of good faith hereunder, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee's action is based on the records or books of account of the Corporation or an affiliate, including financial statements, or on information supplied to the Indemnitee by the officers of the Corporation or an affiliate in the course of their duties, or on the advice of legal counsel for the Corporation or an affiliate or on information or records given or reports made to the Corporation or an affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care to the Corporation or an affiliate. The Corporation shall have the burden of establishing the absence of good faith. The provisions of this Section 8.4(g) of this Article VIII shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in these By-Laws.

      (h) The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation or an affiliate shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under these By-Laws.

      Section 8.5 Advances for Expenses and Costs. All expenses (including attorneys' fees) incurred by or on behalf of the Indemnitee (or reasonably expected by the Indemnitee to be incurred by the Indemnitee within three months) in connection with any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding within twenty days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting from time to time such advance or advances whether or not a determination to indemnify has been made under Section 8.4 of this Article VIII. The Indemnitee's entitlement to such advancement of expenses shall include those incurred in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to these By-Laws. The financial ability of an Indemnitee to repay an advance shall not be a prerequisite to the making of such advance. Such statement or statements shall reasonably evidence such expenses incurred (or reasonably expected to be incurred) by the Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VIII.

      Section 8.6 Remedies in Cases of Determination Not to Indemnify or to Advance Expenses. (a) In the event that (i) a determination is made that the Indemnitee is not entitled to indemnification hereunder, (ii) advances are not made pursuant to Section 8.5 of this Article VIII or (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 8.4 of this Article VIII, the Indemnitee shall be entitled to seek a final adjudication either through an arbitration proceeding or in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee's entitlement to such indemnification or advance.

      (b) In the event a determination has been made in accordance with the procedures set forth in Section 8.4 of this Article VIII, in whole or in part, that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration referred to in paragraph (a) of this Section 8.6 shall be de novo and the Indemnitee shall not be prejudiced by reason of any such prior determination that the Indemnitee is not entitled to indemnification, and the Corporation shall bear the burdens of proof specified in Sections 8.3 and 8.4 of this Article VIII in such proceeding.

      (c) If a determination is made or deemed to have been made pursuant to the terms of Sections 8.4 or 8.6 of this Article VIII that the Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration in the absence of (i) a misrepresentation of a material fact by the Indemnitee or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

      (d) To the extent deemed appropriate by the court, interest shall be paid by the Corporation to the Indemnitee at a reasonable interest rate for amounts which the Corporation indemnifies or is obliged to indemnify the Indemnitee for the period commencing with the date on which the Indemnitee requested indemnification (or reimbursement or advancement of expenses) and ending with the date on which such payment is made to the Indemnitee by the Corporation.

      Section 8.7 Rights Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      Section 8.8 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article VIII.

      Section 8.9 Definition of Corporation. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      Section 8.10 Other Definitions. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

      Section 8.11 Survival of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment, alteration, rescission or replacement of these By-Laws or any provision hereof shall be effective as to an Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's position with the Corporation or any other entity which the Indemnitee is or was serving at the request of the Corporation prior to such amendment, alteration, rescission or replacement.

      Section 8.12 Indemnification of Employees who are not Directors or Officers and Indemnification of Agents of the Corporation. The Corporation may, by action of the Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees who are not directors or officers and to agents of the Corporation with the same scope and effect as the provisions of this Article VIII with respect to the indemnification of directors and officers of the Corporation.

      Section 8.13 Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VIII as to all losses actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VIII to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.

                                                             Exhibit 10(c)(xi)


                     EMPLOYEES' CASH BALANCE RETIREMENT PLAN

                                       OF

                             THE TURNER CORPORATION

                   Amended and Restated as of January 1, 1994

                                Dated:     , 1995

                                Table of Contents

Section                                                                   Page
-------                                                                   ----

 1.  DEFINITIONS.............................................................1

 2.  MEMBERSHIP.............................................................10

 3.  CREDITED SERVICE.......................................................10

 4.  BENEFITS...............................................................12

 5.  CONTRIBUTIONS..........................................................35

 6.  ADMINISTRATION OF PLAN.................................................36

 7.  THE TRUST..............................................................39

 8.  AMENDMENT AND TERMINATION..............................................39

 9.  ALLOCATION OF ASSETS ON TERMINATION....................................41

 10. STATUTORY LIMITATIONS ON MAXIMUM BENEFITS..............................44

 11. LIMITATIONS IN THE EVENT OF TERMINATION................................44

 12. EMPLOYMENT WITH AFFILIATES, JOINT VENTURES, FOREIGN
     SUBSIDIARIES, PREDECESSORS AND IN A CAPACITY OTHER THAN AN
     EMPLOYEE; LEAVES OF ABSENCE; LEASED EMPLOYEES..........................46

 13. MISCELLANEOUS..........................................................48

 14. TOP-HEAVY PROVISIONS...................................................51

 15. CESSATION OF ACCRUALS..................................................53

 16. EARLY RETIREMENT WINDOW................................................54

 17. SUPPLEMENTAL RETIREMENT BENEFIT........................................55

Appendix A1:      Earnings Credit - Supplemental Rate

Appendix A2:      Earnings Credit - Aggregate Supplemental Allowance

Appendix B:       Actuarial Factors

Appendix C:       Special Provisions Applicable to Former Participants in The
                  Lacona, Inc. Retirement Plan

Appendix D:       Special Provisions Applicable to Former Participants in The
                  Lathrop Company, Inc. Retirement Plan

Appendix E:       Schedule of Members Not Eligible for Early Retirement Benefit

Appendix F:       Supplemental Retirement Benefit

Appendix G:       Special Provisions Establishing a Health Benefits Account and
                  Governing Certain Transfers to Such Account


                                      -ii-